SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K




                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934








          Date of Report (Date of earliest event reported) May 28, 1997





                               V BAND CORPORATION
             (Exact name of registrant as specified in its charter)


           New York                       0-13284                 13-2990015
(State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization)          File Number)         Identification No.)


                    565 Taxter Road, Elmsford, New York 10523
              (Address of principal executive office and zip code)


                                 (914) 789-5000
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changes since last report)

         V Band Corporation is filing the Current Report on Form 8-K to report the following:


Item 5.  Other Events.

         On May 28, 1997, V Band Corporation (the "Company") entered into a Credit Agreement, dated as of May 28, 1997 by and between the Company and National Bank of Canada, New York Branch, and associated loan documentation (collectively, the "Credit Agreement"). The Credit Agreement provides a revolving loan and letter of credit facility of up to $4 million. The Company's obligations under the Credit Agreement are secured by security interests in all of the assets of the Company and its domestic subsidiaries.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               V BAND CORPORATION


Date:    June 11, 1997
                                               /s/ Mark R. Hahn
                                               ---------------------------------
                                               Mark R. Hahn
                                               Chief Financial Officer